Enterprise Financial
Second Quarter Earnings Call
Tuesday, July 24, 2018, 3:30 PM ET
Jim Lally, President and CEO, Enterprise Financial Services
Scott Goodman, President, Enterprise Bank & Trust
Keene Turner, EVP & CFO

Operator
Good day, and welcome to the Enterprise Financial Services Corp Second Quarter Earnings Conference Call. Today's conference is being recorded. I would now like to turn the call over to Mr. Jim Lally. Sir, you may begin.

James Brian Lally
President, CEO & Director
Chantal, thank you very much. And thank you all very much for joining us this afternoon, and welcome to our second quarter 2018 earnings call. Joining me this afternoon is Scott Goodman, President of Enterprise Bank & Trust; and Keene Turner, EFSC CFO and COO.

Before we begin, I would like to remind everybody on the call that a copy of the release and accompanying presentation can be found on our website. The presentation and earnings release were furnished on SEC Form 8-K yesterday.

Please refer to Slide 2 of the presentation titled forward-looking statements and our most recent 10-K and 10-Q for reasons why actual results may vary from any forward-looking statements that we make today.

We're very pleased with our second quarter results. On a fully diluted basis, we earned $0.95 per share, with core results of $0.86 per share. These are record performance levels for our company and are products of a focused and well-executed business plan. Scott and Keene will provide much more detail of these results later in the call.

Our financial scorecard is found on Slide 3. Our earnings per share improved by 54% compared to the second quarter of 2017. We've, obviously, positively benefited from the changes in the corporate tax rate, but other key factors continue to carry the day.

Dollars in net interest income grew by 9% year-over-year despite the fact that net interest margin was basically flat. We've been successful in growing our loan portfolio to plan without compromising the quality of the portfolio. Nonperforming loans remained relatively stable at very low levels.

In previous quarters, we spoke about our ability to drive efficiency through investment in systems and people. This continued during the second quarter, as we were able to further drive improvement in our operating leverage by 2%.

Finally, and maybe most important, we continue to see positive results related to deposit growth. As you've heard from us before, there is no silver bullet for us. Rather, the combination of an ardent sales effort coupled with the continued emergence of new deposit niches that led to an 8% growth when compared to second quarter of 2017.

As we turn the corner for the second half of the year, we remain focused on what we set to accomplish at the beginning. As a reminder, our areas of focus can be found on Slide 4. We will continue to strive to achieve organic loan and deposit growth, continue to focus on long-term strategic development and further improve our sales culture as we work to improve our sales process and external messaging.

I would now like to hand the call over to Scott Goodman, who will provide much more detail on our continued growth in our core banking business.

Scott R. Goodman
President
Thank you, Jim. We continue to execute successfully on the growth strategies across our platform, expanding relationships with our existing clients and attracting new clients through a targeted sales process.

Loans, reflected on Slide #5, grew by $90 million in the quarter and 10% on a trailing 12-month basis. Moving to Slide #6, C&I activity remains strong, with the C&I loans representing 62% of the growth in Q2 and growing by 13% over the past year.

The increase reflects steadily growing demand for working capital and other investment activity from businesses within our footprint.

Slide #7 further breaks down changes in the loan portfolio. The largest increases in Q2 were reflected within the general C&I and owner-occupied CRE categories. Activity was particularly strong in St. Louis and in Kansas City with new originations resulting from equipment and M&A opportunities from existing clients and increased usage on lines of credit. We also on-boarded several significant new relationships in the quarter. Additional growth resulted from financing with several key existing partners in the tax credit business to support succession planning as well as their continued growth around the New Market Tax Credit and low-income housing tax credit programs.

Moving to the business units on Slide #8. Growth was most prominent in our regional geographies this quarter. Specialized lending, which represents enterprise value lending, life insurance premium finance and aircraft finance was flat in the quarter. Following a robust Q1, EVL growth moderated somewhat. Originations were steady, slightly outpacing the pay downs, as private equity partners remained opportunistic to realize returns on portfolio company sales in an active market.

Life insurance premium finance was down slightly in the quarter due mainly to several larger payoffs. We continue to see elevated competition and pricing pressure in this sector on a few large regional and specialty lenders. Our position in this business is to remain competitive but disciplined on pricing and a focus on growing strategic relationships with key advisers who value our expertise, longevity, consistency and responsive business model. As we approach the second half of the year, we expect to see seasonal growth in this business as well as new policy financing opportunities from a steady pipeline.

St. Louis growth includes solid activity in both the agricultural lending and corresponding banking areas. The ag team selectively targets experienced and well-capitalized operators and successfully on-boarded several to our platform in the quarter. Other notable loans in this region include several bank stock loans to well-known institutions in the region as well as expansion financing through an institutional food service company and an industrial controls manufacturer.

Kansas City had a particularly strong quarter, growing $35 million or 20% on an annualized basis. The growth included several new office and multi-use property acquisitions with new commercial real estate investors and a large new financial services relationship with which we expect to develop sizable loan and deposit opportunities. The Kansas City market remains active, with solid economic growth creating organic development. And the new relationships this quarter reflect traction that we are now seeing from the addition of new talent over the past 18 months.

Arizona posted another solid quarter, growing loans $20 million, and showing trailing 12-month growth of nearly 30%. Several of the larger new loans this quarter included the financing of a newly developed medical office complex near one of the largest hospitals in Phoenix as well as a M&A transaction for an existing environmental services company relationship. We continue a well-balanced approach in this market with both CRE and C&I, and sales strategy has us focused on targeting small and mid-size businesses currently with the national bank players in this market.

Turning now to Slide #9, typical seasonal patterns and timing on funds movement by a few larger depositors had quarter ending balances off slightly from the prior quarter. However, average deposit balances grew by $106 million in the period and growth is in excess of 8% over the past year. As you'll hear from Keene, we remain highly focused on retaining existing balances, attracting new deposit relationships and managing overall funding costs.

We continue to build our account base with net new accounts opened across each of our major channels, consumer business banking and commercial year-to-date. We're closely monitoring the behavior of our depositors as well. There is certainly increased awareness of how excess funds are positioned with some movement by depositors from DDA into interest-bearing accounts. The improved optimism by businesses has also resulted in higher usage of their excess cash balances. We're proactively working with our depositors to engage strategies that address their concerns for idle cash management, retain these balances on a more favorable basis and head off their movement out of the bank or into competitive bid situations.

While funding costs are rising, we expect this proactive approach with top deposit clients, combined with the continued focus on C&I lending and floating rate loan structures to keep net interest margin well positioned. Our targeted deposit strategies are beginning to roll out and initial activity is encouraging. We've added new deposit accounts from these efforts related to nonprofit associations, financial services companies and professional services firms in the quarter. We expect these niches to provide incremental, stable, low-cost funding to the balance sheet over time to complement the traditional regional banking channels.

Now I'd like to hand it over to Keene Turner for a review of our financial results. Keene?

Keene S. Turner
Executive VP & CFO
Great. Thanks, Scott. Second quarter and year-to-date results were sound, and I'm proud to review them with you today. Our core growth has led to a strong start to the year, and our underlying fundamentals remain in line with our high expectations.

On Slide 10, we reported $0.95 per share of earnings, with core contributing $0.86 per share. Non-core acquired asset contribution at $0.08 per share is worth noting this quarter as continued better-than-expected credit performance on these assets drove the expanded contribution. Although our emphasis continues to be on core results, the non-core acquired assets requires further explanation for the quarter.

First, the accretion number was lower, linked quarter. In the second quarter, we received a large recovery, but the pool in which the exit occurred had some remaining allowance for loan loss. That allowance was reversed first and it basically represented the entire gain in our results. Second, a little over $2 million of allowance remaining in total for these assets, thus we expect some reversion of the accretion to prior quarter levels. And finally, despite the large gain and corresponding reduction in the remaining balances this quarter, we still expect quarterly incremental accretion to contribute at least $0.5 million or about $0.02 per share with opportunity for upside. Thus, we're forecasting that quarterly incremental accretion will be $0.02 to $0.03 per share for the next 6 to 8 quarters. Sorry for the deep dive on that, but I felt the trend and discussions were worth clarifying.

I don't want that discussion to overshadow the stellar core results, which are summarized on Slide 11. Core EPS expanded $0.02 link quarter and $0.86 per share, reflecting strong fundamental profitability. Revenue expanded by $0.07 per share with $0.05 in net interest income and $0.02 from fee income growth. We recorded $0.02 per share more of provision for loan loss as modest net recoveries flipped to modest net charge-offs. And income tax expense was $0.03 per share higher than first quarter, reflecting a more normalized rate and expansion of pretax income.

Return on average assets and tangible common equity were 1.65% and 20% respectively, while core returns for both were stable at 1.48% and 18.2%. With that, I'll expand on core net interest income trends on Slide 12.

Core net interest income increased by $1.4 million to $46.8 million for the second quarter. Core net interest income dollars expanded sequentially due to 1 additional day, strong first-half growth and stable core net interest margin. At 3.75%, core net interest margin was pretty clean, as the first quarter had some isolated items in it. We're pleased with solid defensive margin given the interest rate environment, and we're particularly encouraged by the performance on the left side of the balance sheet, which we have used to defend and grow the right side ideally with core deposits.

Portfolio loan yields increased 12 basis points to 4.99%. We're seeing net new loans as well as existing variable rate loans are contributing to the yield expansion. Loans remained a consistent percentage of earning assets while portfolio loan mix within continues to steadily trend towards floating rates now at 60%. Adding to the positive trend, the average rate on variable loans exceeds the average fixed rate. Our C&I relationship focus drives these favorable trends and should bode well for us in the current interest rate environment.

On the other side of the balance sheet, deposit and funding costs have behaved as we expected them to. We continue to deploy improving asset yields to defend and grow deposits. Thus, increases in deposit and funding costs have been steady while seasonally high levels of wholesale and broker funds absorb the expansion of yields on the asset side. We remain aggressive in targeting new deposits, as you heard from Scott, while being cautious not to unnecessarily reprice existing balances. Competition for deposits is robust and thus the cost of deposits increased by 12 basis points to 0.73%. Defending core net interest income as -- net interest margin is a priority for us, and we're careful to balance margin defense with continued growth of net interest income dollars. We have great flexibility with the duration and interest rate profile of the loan portfolio. We used this strength along with the continued shift of more loans to variable rates to attract new deposit accounts. Our number of accounts is growing, but we believe the seasonal liquidity trends for our clients is at the low point and will build as 2018 progresses.

We expect 2018 portfolio loan growth will be high single digits given our year-to-date results. We're pleased that the growth has been steady this far for 2018, and it aids our growth in net interest income dollars. With that, we'll flip turn to Slide 13, which is credit trends.

Net recoveries turned into a modest net charge-off of 6 basis points in the linked quarter, $90 million of portfolio loan growth along with other factors that resulted in a $2.4 million provision for loan losses. Meanwhile, levels of nonperforming loans and assets were essentially stable, and we believe a 1% coverage for allowance to loans and related provisioning remains prudent given trends in portfolio performance.

On Slide 14, noninterest income increased $0.5 million, principally due to $0.3 million of customers swap fees and a bank-owned life insurance gain. Recurring fees were stable with both deposit service charges and card services growing slightly in the linked quarter, and we're poised to deliver on mid-single-digit fee income growth for 2018.

Operating expenses on Slide 15 totaled $29.2 million in the quarter, which is essentially stable in the linked quarter. Merit increases, personnel investments and the like replaced seasonal payroll taxes from the first quarter. 3.5% linked quarter revenue growth on top of stable expenses improved the core efficiency ratio to 52%.

Consistent with year-over-year and quarterly trends, we still expect that marginal efficiency will range from 35% to 45% of revenue growth. To wrap up my comments, I'll reference -- I'll ask you to reference Slide 16, where we track our quarterly
EPS progression. Full year compound growth of nearly 30% and a 177% improvement in quarterly run rate demonstrates that our focus on incremental progress is resulting in achievements. Our strategies support continued growth in core EPS and returns from already high levels.

With the first half of 2018 behind us, we're off to a great start, and we're excited about the rest of the year and the years to come. That concludes the prepared remarks we have. We sincerely appreciate your continued interest in our company and for joining us. And at this time, we'll open the line for analyst questions.

Question and Answer

Operator
[Operator Instructions] Our first question will come from Andrew Liesch, Sandler O'Neill.

Andrew Brian Liesch
Sandler O'Neill + Partners, L.P., Research Division
Keene, getting back to your comments, did you mention something about a seasonal increase in borrowings or something related to that?

Keene S. Turner
Executive VP & CFO
Yes. So Andrew, typically, if you look at Enterprise and it really relates the underlying customer base, we tend to build liquidity in the deposit area in the second half of the year, it tends to bleed out between tax season and June 30. So we're essentially at the low -- what we believe is a low for deposit funding, and we expect it will get the natural build as the year goes on. But my comments reflected the fact that we're still accumulating net new accounts including both commercial, business banking and retail, and we expect that, that will bode well for growth in the second half and really over the longer term.

Andrew Brian Liesch
Sandler O'Neill + Partners, L.P., Research Division
Got you. So even with the normal -- with your existing clients as deposits flow in, the use of borrowing should be lessened here in the second half of the year, so that would also then be somewhat helpful for the margin and NII. Is that right?

Keene S. Turner
Executive VP & CFO
Yes. That would be the opportunity, right, to the extent that we can bring in deposit balances and they have a rate depending where below either marginal FHLB or any brokered funding we have on the balance sheet. Given what's been happening with the loan side of balance sheet, that's an opportunity for either attracting new client deposit accounts or maybe a little bit of modest margin expansion. But our outlook is -- we're hopeful that to defend and keep it flat, and if there's any modest improvement, that will be a bonus for us.

Andrew Brian Liesch
Sandler O'Neill + Partners, L.P., Research Division
Okay. And then just on capital, saw that the increased dividend but with the TCE ratio where it is. Is there thoughts on why it couldn't be more or you're planning to retain capital to support growth or M&A, just kind of what are your thoughts there?

Keene S. Turner
Executive VP & CFO
Yes. No, I'm just -- I'm kidding. We're thoughtful about capital management. I think we pulled capital levels down pretty heavily from almost 9%, starting June 30 and really third quarter of last year and when you combine that with tax reform, I think that's been helpful. I think our view over the longer term is that somewhere between 8% and 9% is good. And we're not going to panic and go buy a bunch of shares back or do something with it, but we're more intentional about the dividend. We've had strong growth, so we're not getting as much capital build as you might think and it gives us an opportunity and flexibility if M&A comes to fruition, but we've got a number of shares still authorized if there becomes a more immediate need to buy it back. And obviously there's opportunities to continue to expand the dividend payout a little bit.

Operator
Our next question will come from Michael Perito, KBW.

Michael Anthony Perito
Keefe, Bruyette, & Woods, Inc., Research Division
Two questions for me. I want to -- not really a question on the results, just more of, kind of, a high-level thought question. But it seems like the core earnings at this point is most of the earnings. And I'm just curious if you guys have had -- start having any internal discussions about not necessarily stripping the core earnings out and just -- I mean, internally, are you guys just starting to view especially after a quarter like this where it seems you pushed through a decent more of some of them PCI noise, just start viewing the whole bank earnings profile as one, or do you guys foresee still kind of stripping out and viewing the non-core piece at this point?

Keene S. Turner
Executive VP & CFO
Yes, it's -- that's a good question, Mike. We talk about it a lot. I mean the reality is that, as indicated, you still $0.02 or $0.03 a quarter, and there's still a little bit of potential upside there. So you've got $42 million of contractual cash flows in the non-core acquired portfolio and it's carried at about $21 million. And within that, you've got $11 million of accretable and about $2.5 million of allowance. So depending on how quickly any of that will come back in, or if the nonaccretable piece, which is $10 million, flips to accretable, can still pretty materially impact a quarter or year, anything like that. But I think we feel better about the stability of it, but we just haven't changed our presentation yet. And I think we have discussions more robustly as you move over year ends and start years fresh. So we'll probably revisit that again at the end of the year. But we think it helps provide some clarity if we give you guys contribution numbers in that portfolio and then really guide the rest of the balance sheet.

Michael Anthony Perito
Keefe, Bruyette, & Woods, Inc., Research Division
No, that makes sense. I was just curious if that was something you guys have started discussing yet. And then just to clarify, that was -- it was $0.5 million quarterly for the next 6 to 8 quarters, obviously, give or take but is that -- did I interpret those comments correctly?

Keene S. Turner
Executive VP & CFO
That was correct. And as that -- as we work through and continue to progress, we'll keep updating that. So I think you've -- if you rewind to my comments 2 or 3 years ago if we were sitting here today, who would've thought there would be no contribution from non-core acquired assets. But we continue to work those loans out better and they continue to keep performing and we continue to have a fairly risk-averse profile as it relates to reversals and working them out. So it speaks to the high quality of the team that continues to manage those, but they are a part of the earning stream albeit, to your point, fairly modest and the good news is that the core is performing extremely well at 150 basis points ROI.

Michael Anthony Perito
Keefe, Bruyette, & Woods, Inc., Research Division
Right. And then actually a question on that. Do you guys, obviously, I know you don't potentially provide guidance on that number, but seems like, given all your guidance, you're pretty firmly at this point north of 150 ROA, certainly above peer level. Curious how you guys think about that as it relates to kind of investing in the franchise. I mean post-tax reform -- and I guess in the context of post-tax reform, right, I mean you guys have clearly shown that the ROA is probably going to stay at that level. I mean, as we think about you guys moving forward here though has there been any increased discussion on maybe accelerating something on the investment side and trying especially as it relates to maybe deposit initiatives or things like that now that you have a little extra retained earnings to play with and can still achieve that above average ROA? Or is the goal to kind of still try and push that up through some positive operating leverage. Any kind of updated thoughts you can give us on that dynamic.

James Brian Lally
President, CEO & Director
Yes, Mike, this is Jim. I think what we said regarding the operating leverage, we'll continue to invest in the business like we had in the past. People, systems and what have you. But I think our process is more rigorous today to make sure that it doesn't stall the returns. And so as it looks to people to grow the business or systems that make us more efficient, we're always evaluating that.

Michael Anthony Perito
Keefe, Bruyette, & Woods, Inc., Research Division
Okay, but nothing -- I guess at this point nothing on the horizon that would be considered kind of an acceleration or bringing stuff forward in investing maybe sooner than you would have planned 6 months ago at this point?

James Brian Lally
President, CEO & Director
Not at this time.

Michael Anthony Perito
Keefe, Bruyette, & Woods, Inc., Research Division
Okay. All right, just one last question for me just on competition, which you guys made some comments on in the release, but you guys provide the loan growth outlook for the back half of the year, so obviously there's still some opportunities out there. But does it -- I guess, does it seem at all like you're approaching a point where it -- it makes sense to maybe grow mid-single digits versus upper as we move into '19 and beyond? Or is that on your radar at all? Or is the kind of a structure term and pricing, everything you're seeing out there still good enough where there's enough opportunity and you feel comfortable with growing at that rate?

Scott R. Goodman
President
Yes, I think our mindset -- Mike, this is Scott. I think of our mindset is, we will be thoughtful when it comes to growth. I think I mentioned favoring floating rate structures. I think there if you look at some of the niches, life insurance, we've seen some pricing that doesn't make sense. We're not stretching for growth there. EVL is another good example where I think we're making sure that we grow with partners that we know well where we can get paid for the risk we're taking. So CRE is another good example. There's certainly some crazy pricing out there in terms on the CRE market. We don't have to stretch. We go deep with investors that we know well, where we can get paid for the relationship. So yes I don't sense that we feel like we are stretching or really need to stretch to retain kind of the pace of growth that we're on right now.

Keene S. Turner
Executive VP & CFO
If you want to look at that empirically, I think you look at the growth by region and I think you can see dollars are pretty evenly distributed. But St. Louis region from a growth percentage perspective is fairly modest. You see us making bigger market share gains in Kansas City and in Arizona and any of the specialties we're fairly level with some repositioning of the portfolios within it given competition. But I think the strength of the business model dictates that and I think your question strategically in longer term. The only thing we'll keep chasing, so to speak, the growth because the right credit profile it becomes a question of at what cost do we fund it and with what type of funding is there. And so the flexibility of the balance sheet is an advantage right now and we're going to continue to use it to collect relationships.

Operator
Our next question will come from Jeff Rulis, D.A. Davidson.

Jeffrey Allen Rulis
D.A. Davidson & Co., Research Division
To follow up, a little bit on kind of in the same extension and maybe for Scott. Kind of more interested in the pricing and maybe touch on the funding, the deposit side for market specific. So Keene, you just closed with the last statement on the loan side. But maybe how is the deposit competition looking in each of your 3 markets?

Scott R. Goodman
President
Yes. Well, I mean, it is certainly accelerated and more robust than it was 6 months ago, I think. I think the competition on deposit probably looks similar in St. Louis and Kansas City. Arizona has always been I think a hotly contested deposit market and so you're not going to see us I think hunting for a lot of interest-bearing deposits in Arizona, it's more of a relationship play there. I think in St. Louis and in Kansas City we see the smaller banks, maybe the midsize banks being much more aggressive with "specials" and using rate to attract deposits. The large banks still other than maybe some consumer specials here and there seem to be -- they have excess deposits, particularly from commercial clients, so I think that's really where we're targeting some of the larger banks and going after clients who may be either undervalued or maybe paid less attention to at those larger institutions. It's really where some of the specialties that Jim talked about, that I've talked about in the past, where we're targeting businesses that have excess cash, many of whom are attracted to the large institutions, those are where we're really finding some success. Hopefully that answers your question.

Jeffrey Allen Rulis
D.A. Davidson & Co., Research Division
Yes. And maybe take that another level on credit quality just in your appetite for -- are you seeing much differentiation between the 3 markets in -- this market looks -- we're a little more cautious here than one or the other area?

Scott R. Goodman
President
Yes. I think, I'd say particularly on the CRE side. I think we're seeing -- Arizona is -- has become a market where there is non-recourse financing, but expected higher levels of equity in deals. I think there's probably lessons learned in the last downturn, which was banks weren't really able to go back and realize guarantees from commercial borrowers, so now they're basically saying, that's fine but we want equity in aggressive structures from a covenant standpoint there. Kansas City I think there's a little bit more robust development in construction environment there. We're finally seeing a little bit more spec on the office and industrial side in Kansas City than we are in St. Louis. St. Louis, I think we're certainly seeing across all markets still the stretch for long-term fixed rates. With a flat yield curve, I think borrowers generally are trying to go out as long as they can go and we still see some banks that are willing to extend on low fixed rates with very little structure and those are the transactions that we're backing away from.

Jeffrey Allen Rulis
D.A. Davidson & Co., Research Division
Thanks, Scott. That's good color. And one just follow up. Keene, you said the variable rate loan percentage, did you say 60%? 6-0?

Keene S. Turner
Executive VP & CFO
60%, yes.

Operator
Our next question will come from Nathan Race, Piper Jaffray.

Nathan James Race
Piper Jaffray Companies, Research Division
Keene, just to clarify. Going back to the purchase accounting discussion. I appreciate your guidance in terms of the amount you expect to accrete to income over the back half of this year. Could you just help us think about 2019? I think you mentioned you have about $11 million in accretable yield remaining at the end of 2Q here. So just how can we think about the purchase accounting accretable income in 2019?

Keene S. Turner
Executive VP & CFO
Yes, I think what we said is for the next 6 to 8 quarters, it's about $0.5 million of incremental accretion per quarter. So that's about $0.02 to $0.03 a share, and so that would cover -- so 6 quarters would cover all '19 and 8 would take you into '20.

Nathan James Race
Piper Jaffray Companies, Research Division
Okay, got you. And then just thinking about expenses near term. Just to clarify, you kind of expect this run rate to hold near term around 29, 30 or do you expect that to kind of come down a little bit based on some factors?

Keene S. Turner
Executive VP & CFO
I don't think there's any -- to the earlier question, I don't think there's any expectation that expenses would decline from the current level. I think the expectation is we'll continue our steady investment in the business and that there's going to be continued revenue growth. I think that the trend for improvement that you'll see is with the relative level of revenue expansion and investment in the business I think we'll start -- we'll continue to see core efficiency trend towards 50%.

Operator
[Operator Instructions] Our next question will come from Brian Martin, FIG Partners.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Maybe just one follow-up on the M&A and kind of the capital discussion earlier. I guess, any change in discussions or just opportunities on the M&A side that you guys are seeing? It seems like it's a good opportunity from where we sit today with the capital levels and management-wise. But any change as far as kind of St. Louis being the primary focus and kind of more the deposit partners is kind of what you're thinking about. If there were an opportunity, those are the way to think about it?

James Brian Lally
President, CEO & Director
Yes, Brian, this is Jim. I think as it relates to whom are we talking and to whom are we'd be interested in, it would be the deposit-focus company. I would tell you that we would prefer to stay close to St. Louis, but given the currency that we have, we have opportunities that think about Arizona and Kansas a little bit more. And so we broadened that net just a little bit in terms of our interest. But we're going to be picky. We've built a great company and so we want to make sure that whomever we would ask to join would have similar cultures and integrity and opportunities like we have today.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Okay. And any -- since you broadened the net a little bit, Jim, any thought on changing the size parameters? I mean still kind of $1 billion or kind of in that $1 billion and north is kind of how to think about, or it would stretch down a little bit lower as well.

James Brian Lally
President, CEO & Director
Yes, I think it's got to be for it to be meaningful. It's got to be in the same category you just described. Same size.

Keene S. Turner
Executive VP & CFO
And Brian, I might -- this is Keene. I might just add that I think we oversimplify with size, it's got to be earnings accretive enough to matter right? And so that starts to dictate size, but it also is influenced by pricing and how well that underlying institution fits and earns. So there's a couple of other factors that might cause you to go up or down from that either way, but to do it -- to do a deal that has low EPS accretion and take that risk and spend all the time just to get bigger doesn't make sense to us.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Right. And no change in the pace of discussions or opportunities, I guess maybe not discussions but opportunities. I guess is there still a pretty good likelihood that in the next 18 months, I guess, your thought would be you can find something out there that fits your parameters?

James Brian Lally
President, CEO & Director
That would be our preference, yes.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Okay, all right and then maybe one other thing. Keene, I guess, it seems like -- I guess, we're hearing a lot from other banks just on the pressure on the funding side and it really hasn't seemed to impact you guys with the variable rate loans, but I mean, I guess as you look out I guess with the funding strategy, is there any big concern? I guess there's a piece of your deposit portfolio maybe you haven't fully repriced? You could see some catch up in a given quarter. I guess is it just a simple -- it feels like there's a stable -- stabilizing front on the margin that you can manage both sides of it and kind of keep it flattish even with a couple more rate increases. Is that kind of fair assessment or hearing that right?

Keene S. Turner
Executive VP & CFO
Yes, I think we expect that we'll be able to keep it flat even at the current composition. I think if you improve the composition, you can improve margin maybe a little bit. But I don't think that's our expectation. I think we continue to expect it to be a difficult environment. And depending on what happens next year, curve is even flatter and could invert, so that presents challenges in and of itself. So I think we're trying to stay realistic about what the environment is and will bring to us and what other -- for example, what pressures that can create on reinvestment rates in the investment portfolio where we've had a little bit of opportunity in the last several quarters. The only thing I would say is that at least on the deposit and repricing front, we've -- basically starting a year ago, we became a lot more deliberate and assertive about retaining and attracting deposits that at least with pricing we started to feel more of the pressure as it related to interest rate increases. I'm not saying that, that's behind us, but we have been very responsive over the last 12 months and to the extent that any of that has built goodwill with our customers, we may get a little bit of easing at least the rate of increase but still bringing new and continue to drive up overall deposit costs and again our great advantage is that we've got the flexibility, that 60% variable loans portfolio helping to pay for it.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Yes, okay. All right, and then just I guess the last 2 for me. Just the -- any -- I guess, I'm assuming no change at least on the midway through the year just thinking about the tax credits in the fourth quarter, kind of, that normal seasonality. I guess, is it fair to still think that's a good way to kind of model things out at least on the fee income side? At least that component of it?

Keene S. Turner
Executive VP & CFO
Yes.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Okay, and then just the last one. Just on the hiring. You guys talked about bringing some people aboard. You've talked about the benefits of the Kansas City folks in kind of delivering here over the last couple of quarters. Is there any other area that I guess -- I understand you guys would certainly be opportunistic in hiring, but any areas you guys feel like you need to beef up at this point, whether it be the niches or in the urban markets in particular where maybe you got more interest in building a team? Other than I guess -- I understand, like I said, the opportunistic side.

Scott R. Goodman
President
Yes, Brian, I think opportunistic has always been our approach and that that's how we found and on-boarded the talent in Kansas City. I think we're going to closely watch those markets for further M&A because that tends to create the disruption. I think we would prioritize certainly deposit-orientated commercial bankers and probably bankers that move within that lower middle market.

Brian Joseph Martin
FIG Partners, LLC, Research Division
Okay, but nothing intentional right now or specific that you're targeting increasing the work capacity in Arizona over St. Louis today or Kansas City or whatnot?

Scott R. Goodman
President
I would just say, we've been intentional about building a pipeline of talent across all markets so that we can be opportunistic, so we know who's out there. But we're not going -- not necessarily looking to hire a new team specifically in a niche.

Operator
[Operator Instructions] Well, speakers, at this time it looks like we have no further questions in the queue.

James Brian Lally
President, CEO & Director
Great, Chantal. Thank you and thank you, everybody, for joining us this afternoon. And most of all, thank you for your interest in our company. We'll talk to you next quarter.

Operator
Thank you very much. Ladies and gentlemen, at this time, this now concludes the conference. You may disconnect your phone lines, and have a great rest of the week. Thank you.